                                                                     Exhibit 3.1


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                              THE COBALT GROUP, INC.


                                    ARTICLE I

                                      Name
                                      ----

            The name of this Corporation is The Cobalt Group, Inc.


                                    ARTICLE II

                                   Capital Stock
                                   -------------


    2.1 AUTHORIZED CAPITAL. The total number of shares which this Corporation is authorized to issue is 300,000,000, consisting of 200,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and 100,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock"). Subject to any rights granted to Preferred Stock in accordance with applicable Washington law, the Common Stock shall have all the rights ordinarily associated with common shares, including but not limited to general voting rights, general rights to dividends and liquidation rights.

    2.2 ISSUANCE OF PREFERRED STOCK IN SERIES. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, preferences, limitations and relative rights of the shares of any series that is wholly unissued or is to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In the event that there are no issued or outstanding shares of a series of Preferred Stock which this Corporation has been authorized to issue, unless otherwise specifically provided in the resolution establishing such series, the Board of Directors, without any further action on the part of the holders of the outstanding shares of any class or series of stock of this Corporation, may amend these Restated Articles of Incorporation to delete all reference to such series.

                                ARTICLE III

                             No Preemptive Rights

    Except as may be otherwise agreed by this Corporation or be provided by the Board of Directors, no holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.

                                ARTICLE IV

                           No Cumulative Voting

      There shall be no cumulative voting of shares in this Corporation.


                                ARTICLE V

                                Directors

    5.1 NUMBER. The Corporation shall have at least one director, the actual number to be prescribed in the Bylaws. The number of directors may be increased or decreased from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

    5.2 STAGGERED TERMS. Prior to the 2000 annual election of Directors, unless a director earlier dies, resigns or is removed, his term in office shall expire at the next annual meeting of shareholders. At the 2000 annual election of directors, the Board of Directors shall be divided into three classes with said classes to be as equal in number as may be possible. At the first election of directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article V, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

    5.3 REMOVAL. The directors of this Corporation may be removed only for cause, in the manner provided by the Bylaws, by the affirmative vote of the holders of not less than a majority of the shares entitled to elect the director or directors whose removal is being sought.


                                  ARTICLE VI

                       Limitation on Director Liability

    To the fullest extent permitted by the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of this Corporation with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                  ARTICLE VII

                         Indemnification of Directors

    To the fullest extent permitted by the Washington Business Corporation Act and the Bylaws of this Corporation, this Corporation is authorized to indemnify any of its directors. The Board of Directors shall be entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of Bylaws, approval of agreements, or by any other manner approved by the Board of Directors. Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.


                                 ARTICLE VIII

                      Registered Agent and Registered Office

    The registered agent of this Corporation in the State of Washington is JGB Service Corporation. The street address of the registered agent of this Corporation in the State of Washington is 3600 One Union Square, 600 University Street, Seattle, Washington 98101.

                                  ARTICLE IX

              Shareholder Voting on Significant Corporate Action

    Any corporate action for which the Washington Business Corporation Act, as then in effect, would otherwise require approval by a two-thirds vote of the shareholders of the Corporation shall be deemed approved by the shareholders if it is approved by the affirmative vote of the holders of a majority of shares entitled to vote. Notwithstanding this Article, effect shall be given to any other provision of these Articles that specifically requires a greater vote for approval of any particular corporate action.


                                  ARTICLE X

                      Shareholder Action Without Meeting

    Any action that may be taken at a meeting of the shareholders may be taken without a meeting or a vote if (i) the action is taken by written consent delivered to the Corporation of all shareholders entitled to vote on the action or (ii) the action is taken by written consent delivered to the Corporation by the shareholders of the Corporation holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. A notice of the taking of action by shareholders by less than unanimous written consent shall be mailed at least one business day, or such longer period as is required by law, prior to the date the action becomes effective to those shareholders entitled to vote on the action who have not consented in writing, and, if required by law that notice of a meeting of shareholders to consider the action be given to nonvoting shareholders, to all nonvoting shareholders of the Corporation. Any such notice shall be in such form as may be required by applicable law. Any consent delivered to the Corporation pursuant to this Article shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

    IN WITNESS WHEREOF, these Restated Articles of Incorporation are executed on behalf of the Corporation this 17th day of March, 2000.


                                       THE COBALT GROUP, INC.

                                       By /s/ John W.P. Holt
                                          -------------------------------------
                                          John W.P. Holt
                                          Chief Executive Officer and President